EXHIBIT 99.1


TARRANT APPAREL GROUP ANNOUNCES FOURTH QUARTER AND YEAR-END RESULTS

LOS ANGELES--(BUSINESS WIRE)--Tarrant Apparel Group (NASDAQ: TAGS), a design and sourcing company for private label and private brand casual apparel, today announced financial results for the three months and year ended December 31, 2007.

RESULTS FOR THE QUARTER ENDED DECEMBER 31, 2007

The Company reported net sales of $57.3 million in the fourth quarter of 2007, a slight decrease compared to $57.4 million in the same period in 2006. Private Brands sales were $12.8 million in the 2007 quarter, a 6.2% increase compared to $12.0 million in the fourth quarter of 2006, with the increase primarily attributable to an $1.1 million increase in sales of our American Rag CIE brand. Private Label sales decreased 1.9% in the 2007 fourth quarter to $44.5 million, as compared to $45.4 million reported in the same period last year.

Gross profit for the fourth quarter of 2007 was $11.1 million, a 19.1% decrease compared to $13.7 million in the fourth quarter of 2007. As a percentage of net sales, gross profit declined from 23.8% in the fourth quarter of 2006 to 19.3% in the fourth quarter of 2007. The decrease in gross profit in 2007 was due primarily to lower sub-license income and a general decrease in gross margins


Selling, general, and administrative expenses for the fourth quarter of 2007 were $9.7 million compared to $9.7 million in the 2006 fourth quarter. As a percentage of net sales, selling, general and administrative expenses decreased to 16.8% versus 16.9% for the same period of the prior year.

Loss from operations was $61,000 in the fourth quarter of 2007 compared to income from operations of $3.3 million in the fourth quarter of 2006. This loss was caused by the lower gross profit and $0.8 million adjustment to the fair value of a long-term receivable-related party.

Net income after tax for the 2007 fourth quarter was $325,000 (or income of $0.01 per share on both basic and diluted basis) compared to income of $1.7 million (or income of $0.06 per share on both basic and diluted basis) for the 2006 fourth quarter.

RESULTS FOR THE YEAR ENDED DECEMBER 31, 2007

For the twelve months ended December 31, 2007, Tarrant Apparel had net sales of $243.7 million compared to $232.4 million in the same period in fiscal 2006. The increase in net sales was primarily due to increased sales in our Private Label business, which amounted to $198.8 million in 2007 compared to $181.2 million in 2006. The increase in 2007 came primarily from sales to New York & Co and Seven Licensing, but was partially offset by decreased sales to Kohl's and Mervyn's. Private Brands sales in 2007 totaled $44.9 million compared to $51.2 million in

2006. Sales of three brands, namely, Jessica Simpson, Alain Weiz and House of Dereon were discontinued prior to 2007. Sales of these three brands amounted to $16.7 million in 2006. The loss in the sales of these brands was partially offset by a $9.6 million increase in the sales of our American Rag CIE brand in 2007.

Gross profit for 2007 was $48.9 million, or 20.1% of net sales, compared to $50.6 million, or 21.8 % of net sales for 2006, representing a decrease of $1.7 million or 3.4%. The decrease in gross profit for 2007 was primarily caused by a $1.5 million loss on the sale of the Company's Mexico inventory in 2007.

The Company had net income of $1.7 million (or income of $0.06 per basic and diluted share) in the 2007 fiscal year, compared to a net loss of $22.2 million (or a loss of $0.73 per basic and diluted share) in fiscal 2006. The fiscal 2007 results were impacted by a charge for $2 million in the first quarter of 2007 for due diligence and other fees incurred in connection with the subsequently terminated proposed acquisition of The Buffalo Group. The 2006 net loss included a non-cash reserve of $27.1 million relating to the recoverability of certain notes receivable.

"Despite a challenging economic environment, Tarrant Apparel reported an increase in sales in 2007," said Gerard Guez, Chairman and Interim CEO of Tarrant Apparel Group. "During 2007, we continued our growth, despite the discontinued sales of three brands in the year, and a difficult environment during the second half of the year. The liquidation of all our Mexico assets for cash, as well as the resolution of the tax issue with the Internal Revenue Service has strengthened our balance sheet and allowed us to drastically reduce borrowing costs. We will continue to focus on tight cost containment as well as to pursue opportunities in the market to continue our growth."

CONFERENCE CALL

The Company will host a conference call and audio webcast at 11 a.m. Eastern Time today to discuss the results and outlook for 2008. Interested parties may dial (877) 741-4239 (domestically) or (719) 325-4787 (internationally). Please use passcode 7932458. A replay of the call will be available until April 26, 2008. To access the replay, interested parties should dial (800) 448-0609. Please use passcode 7932458. A live broadcast of the conference call can also be accessed via the Internet at http://www.tags.com. The archive of the webcast will be available for 30 days following the conclusion of the teleconference.

FORWARD LOOKING STATEMENT

Except for historical information contained herein, the statements in this release are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are inherently unreliable and actual results may differ materially. Examples of forward-looking statements in this press release include expected savings from repayment of debt and growth prospects. Factors which could cause actual results


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to differ materially from these  forward-looking  statements include a softening of retail or consumer acceptance of the Company's products, pricing pressures and other competitive factors, continued intervention of the U.S. government in China imports and the unanticipated loss of a major customer. These and other risks are more fully described in the Company's filings with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.



                              TARRANT APPAREL GROUP
                           CONSOLIDATED BALANCE SHEETS
                        (in thousands, except share data)
                                    (Audited)


                                                                                        DECEMBER 31,    DECEMBER 31,
                                                                                            2007            2006
                                                                                        ------------    ------------
ASSETS
Current assets:
     Cash and cash equivalents ......................................................   $        491    $        905
     Accounts receivable, net of $2.0 million and $2.1 million allowance for returns,
          discounts and bad debts at December 31, 2007 and 2006, respectively .......         34,622          48,080
     Due from related parties .......................................................          6,813           3,688
     Inventory ......................................................................         13,141          17,774
     Temporary quota rights .........................................................              5              32
     Prepaid expenses ...............................................................          1,277           1,515
     Deferred tax assets ............................................................            162             124
     Income taxes receivable ........................................................           --                25
                                                                                        ------------    ------------

     Total current assets ...........................................................         56,511          72,143

Property and equipment, net of $8.3 million and $9.4 million accumulated
     depreciation at December 31, 2007 and 2006, respectively .......................          1,531           1,414
Notes receivable-related parties, net of $27.1 million reserve at December 31, 2006 .           --            14,000
Due from related parties, net of $1.0 million reserve and $0.8 million fair value
     adjustment at December 31, 2007 ................................................          1,741           4,168
Equity method investment ............................................................            945             789
Deferred financing cost, net of $226,000 and $1.7 million accumulated
     amortization at December 31, 2007 and 2006, respectively .......................            214           2,449
Other assets ........................................................................            102           6,224
Goodwill ............................................................................          9,945           9,945
                                                                                        ------------    ------------

Total assets ........................................................................   $     70,989    $    111,132
                                                                                        ============    ============

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
     Short-term bank borrowings .....................................................   $      9,745    $     13,696
     Accounts payable ...............................................................         11,785          22,686
     Accrued expenses ...............................................................          8,627           8,908
     Derivative liabilities .........................................................           --               196
     Income taxes ...................................................................         16,525          16,865
     Current portion of long-term obligations and factoring arrangement .............          3,003          19,586
                                                                                        ------------    ------------

     Total current liabilities ......................................................         49,685          81,937

Term Loan, net of $4.3 million debt discount at December 31, 2006 ...................           --            11,213
Other long-term obligations .........................................................           --                 5
                                                                                        ------------    ------------
Total liabilities ...................................................................         49,685          93,155

Minority interest in PBG7 ...........................................................             61              55

Commitments and contingencies .......................................................           --              --

Shareholders' equity:
     Preferred stock, 2,000,000 shares authorized;  no shares at December 31, 2007
        and December 31, 2006 issued and outstanding ................................           --              --
     Common stock, no par value, 100,000,000 shares authorized: 32,043,763 shares at December 31, 2007 and 30,543,763 shares at December 31, 2006
        issued and outstanding ......................................................        116,673         114,977
     Warrants to purchase common stock ..............................................          7,314           7,314
     Contributed capital ............................................................         10,863          10,192
     Accumulated deficit ............................................................       (111,663)       (112,410)
     Notes receivable from officer/shareholder ......................................         (1,944)         (2,151)
                                                                                        ------------    ------------
     Total shareholders' equity .....................................................        21,243          17,922

Total liabilities and shareholders' equity ..........................................   $     70,989    $    111,132
                                                                                        ============    ============


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
                              TARRANT APPAREL GROUP
                      CONSOLIDATED STATEMENTS OF OPERATION
                        (in thousands, except share data)

                                                                     THREE MONTHS    THREE MONTHS       TWELVE          TWELVE
                                                                         ENDED           ENDED       MONTHS ENDED    MONTHS ENDED
                                                                     DECEMBER 31,    DECEMBER 31,    DECEMBER 31,    DECEMBER 31,
                                                                     ------------    ------------    ------------    ------------
                                                                         2007            2006            2007            2006
                                                                         ----            ----            ----            ----
                                                                      (Unaudited)     (Unaudited)      (Audited)       (Audited)

Net sales ........................................................   $     52,050    $     53,050    $    224,289    $    228,039
Net sales to related party .......................................          5,260           4,363          19,431           4,363
                                                                     ------------    ------------    ------------    ------------
Total net sales ..................................................         57,310          57,413         243,720         232,402


Cost of sales ....................................................         41,468          40,094         177,109         178,101
Cost of sales to related party ...................................          4,792           3,659          17,712           3,659
                                                                     ------------    ------------    ------------    ------------
Total cost of sales ..............................................         46,260          43,753         194,821         181,760


Gross profit .....................................................         11,050          13,660          48,899          50,642
Selling and distribution expenses ................................          4,179           2,721          14,724          11,016
General and administrative expenses ..............................          5,474           6,964          24,312          26,879
Royalty expenses .................................................            650             716           1,863           2,815
Loss on notes receivable - related parties .......................           --              --              --            27,137
Terminated acquisition expenses ..................................           --              --             2,000            --
Adjustment to fair value of long-term receivable - related parties            808            --               808            --
                                                                     ------------    ------------    ------------    ------------


Income (loss) from operations ....................................            (61)          3,259           5,192         (17,205)
Interest expense .................................................           (272)         (1,363)         (4,118)         (6,060)
Interest income ..................................................             41              50             169           1,181
Interest in income (loss) of equity method investee ..............             15             (23)            157              80
Other income .....................................................             75             102           4,094             336
Adjustment to fair value of derivative ...........................           --              (196)            196             315
Other  expense ...................................................            (11)            (36)         (4,977)           (436)
                                                                     ------------    ------------    ------------    ------------


Income (loss) before provision for income taxes ..................           (213)          1,793             713         (21,789)
Provision (credit) for income taxes ..............................           (549)            112          (1,041)            453
Minority interest ................................................            (11)              3              (6)             21
                                                                     ------------    ------------    ------------    ------------


Net income (loss) ................................................   $        325    $      1,684    $      1,748    $    (22,221)
                                                                     ============    ============    ============    ============

Net income (loss) per share:
     Basic .......................................................   $       0.01    $       0.06    $       0.06    $      (0.73)
                                                                     ============    ============    ============    ============

     Diluted .....................................................   $       0.01    $       0.06    $       0.06    $      (0.73)
                                                                     ============    ============    ============    ============


Weighted average common and common equivalent shares:
     Basic .......................................................     30,837,241      30,543,763      30,617,736      30,545,599
                                                                     ============    ============    ============    ============

     Diluted .....................................................     30,837,241      30,543,763      30,617,736      30,545,814
                                                                     ============    ============    ============    ============


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